Exhibit 99.1

Amplify Announces Intention to Further Adjourn Special Meeting of Stockholders

Meeting further adjourned to May 1, 2025 at 8:00 a.m. Central Time

HOUSTON, April 23, 2025 (GLOBE NEWSWIRE) – Amplify Energy Corp. (NYSE: AMPY) (“Amplify” or the “Company”) today announced that it intends to open and immediately adjourn its reconvened Special Meeting of Stockholders (the “Special Meeting”) relating to the Company’s proposed merger with Juniper Capital’s upstream Rocky Mountain portfolio companies. There will be no voting or other matters conducted at the meeting on April 23, 2025, and the Company intends to reconvene the Special Meeting on May 1, 2025 at 8:00 a.m. Central Time (and the adjourned meeting will be held virtually via the internet at www.cesonlineservices.com/ampysm_vm). The record date for the Special Meeting, March 3, 2025, is unchanged and applies to the reconvened Special Meeting.

The Special Meeting will be adjourned to allow for further time to solicit proxies from the Company’s stockholders and provide stockholders with additional time to vote in order to facilitate broader participation.

In order to virtually attend the Special Meeting, you must register in advance at www.cesonlineservices.com/ampysm_vm prior to April 30, 2025 at 8:00 a.m. Central Time. Please note, if you previously registered for the Special Meeting, you do not need to register again. You will not be able to attend the Special Meeting physically in person. Stockholders who have already cast their votes do not need to take any action, unless they wish to change or revoke their prior proxy or voting instructions, and their votes will be counted at the reconvened Special Meeting. For stockholders who have not yet cast their votes, we urge them to vote their shares now, so they can be tabulated prior to the reconvened Special Meeting. For more information on how to vote, please call the Company’s proxy solicitor, Sodali & Co, on their toll-free number (800) 662-5200 or email AMPY@investor.sodali.com.

The Company’s Board of Directors unanimously recommends that you vote FOR the proposals identified in the Company’s definitive proxy statement for the Special Meeting.

About Amplify Energy

Amplify Energy Corp. is an independent oil and natural gas company engaged in the acquisition, development, exploitation and production of oil and natural gas properties. Amplify’s operations are focused in Oklahoma, the Rockies (Bairoil), federal waters offshore Southern California (Beta), East Texas / North Louisiana, and the Eagle Ford (Non-op). For more information, visit www.amplifyenergy.com.

Forward-Looking Statements

This press release includes “forward-looking statements.” All statements, other than statements of historical fact, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. Terminology such as “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “may,” “continue,” “predict,” “potential,” “project” and similar expressions are intended to identify forward-looking statements. These forward-looking statements involve risks and uncertainties and other factors that could cause the Company’s actual results or financial condition to differ materially from those expressed or implied by forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include the expected timing of the adjourned Special Meeting. Please read the Company’s filings with the Securities and Exchange Commission (the “SEC”), including “Risk Factors” in the Company’s Annual Report on Form 10-K, and if applicable, the Company’s Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, which are available on the Company’s Investor Relations website at https://www.amplifyenergy.com/investor-relations/default.aspx or on the SEC’s website at http://www.sec.gov, for a discussion of risks and uncertainties that could cause actual results to differ from those in such forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements in this press release are qualified in their entirety by these cautionary statements. Except as required by law, the Company undertakes no obligation and does not intend to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.

Important Additional Information Regarding the Mergers Will Be Filed With the SEC.

In connection with the proposed mergers, the Company has filed a definitive proxy statement. The definitive proxy statement has been sent to the stockholders of record of the Company. The Company may also file other documents with the SEC regarding the mergers. INVESTORS AND SECURITY HOLDERS OF AMPLIFY ARE ADVISED TO CAREFULLY READ THE DEFINITIVE PROXY STATEMENT AND ANY OTHER RELEVANT MATERIALS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGERS, THE PARTIES TO THE MERGERS AND THE RISKS ASSOCIATED WITH THE MERGERS. Investors and security holders may obtain a free copy of the definitive proxy statement and other relevant documents filed by Amplify with the SEC from the SEC’s website at www.sec.gov. Security holders and other interested parties will also be able to obtain, without charge, a copy of the definitive proxy statement and other relevant documents (when available) by (1) directing your written request to: 500 Dallas Street, Suite 1700, Houston, Texas or (2) contacting our Investor Relations department by telephone at (832) 219-9044 or (832) 219-9051. Copies of the documents filed by the Company with the SEC will be available free of charge on the Company’s website at http://www.amplifyenergy.com.

Participants in the Solicitation.

Amplify and certain of its respective directors, executive officers and employees may be considered participants in the solicitation of proxies in connection with the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the stockholders of Amplify in connection with the transaction, including a description of their respective direct or indirect interests, by security holdings or otherwise, is included in the definitive proxy statement filed with the SEC. Additional information regarding the Company’s directors and executive officers is also included in Amplify’s Notice of Annual Meeting of Stockholders and 2024 Proxy Statement, which was filed with the SEC on April 5, 2024. These documents are available free of charge as described above.

Contacts

Amplify Energy

Jim Frew – Senior Vice President and Chief Financial Officer

(832) 219-9044

jim.frew@amplifyenergy.com

Michael Jordan – Director, Finance and Treasurer

(832) 219-9051

michael.jordan@amplifyenergy.com

Sodali & Co.

Michael Verrechia / Eric Kamback / Christopher Rice

(800) 662-5200

AMPY@investor.sodali.com

FTI Consulting

Tanner Kaufman / Brandon Elliott / Rose Zu

amplifyenergy@fticonsulting.com